Exhibit 10.21

Execution Version

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

Amendment Agreement

between

Mr Leonardo Montesi

Mrs Ralouka Yabroudi Montesi

and

GreenRock Corp

CONTENTS

1.	CONSTRUCTION	1
2.	AMENDED SALE AND PURCHASE AGREEMENT	2
3.	AMENDED LOAN AGREEMENT	3
4.	LETTER AGREEMENT	3
5.	ADDITIONAL UNDERTAKINGS	3
6.	MISCELLANEOUS	4
7.	NOTICES	5
8.	LAW AND JURISDICTION	7

i

THIS AGREEMENT is dated 23 January 2024 and made

BETWEEN:

(1)	MR LEONARDO MONTESI, a British citizen holding passport number [***] valid until 9 September 2024 with address at [***] (“Mr Leonardo Montesi”);

(2)	MRS RALOUKA YABROUDI MONTESI, a British citizen holding passport number [***] valid until 15 September 2024 with address at [***] (“Mrs Ralouka Yabroudi Montesi”) (Mr Leonardo Montesi and Mrs Ralouka Yabroudi Montesi being each a “Seller” and together, the “Sellers”); and

(3)	GREENROCK CORP, an exempted company incorporated and registered in the Cayman Islands with registered number 399967 and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay – Grand Cayman K1 – 9009, Cayman Islands (the “Purchaser”),

(the Sellers and the Purchaser being each a “Party”, together, the “Parties”).

BACKGROUND:

(A)	The Parties entered into a sale and purchase agreement relating to the sale and purchase of the entire issued share capital of the Company on 2 November 2023 (the “Sale and Purchase Agreement”).

(B)	The Purchaser and the Company entered into an intercompany loan agreement on 2 November 2023 pursuant to which the Purchaser agreed to advance certain loan amounts to the Company (the “Loan Agreement”).

(C)	The Purchaser failed to (i) advance certain loan amounts to the Company in accordance with the Loan Agreement and (ii) deliver to the Sellers draft documents contemplated in Clause 4.18 (Conditions and pre-completion obligations) of the Sale and Purchase Agreement in accordance with the provisions of the Sale and Purchase Agreement.

(D)	The Parties entered into a letter agreement on 29 December 2023 (the “Letter Agreement”), setting out, inter alia (i) certain amendments to the Sale and Purchase Agreement and transaction timeline, (ii) a new payment schedule in respect of the loans to be advanced by the Purchaser under the Loan Agreement, and (iii) a new date for delivery of draft documents contemplated in Clause 4.18 (Conditions and pre-completion obligations) of the Sale and Purchase Agreement.

(E)	Each of the Parties has agreed, subject to the terms of this Agreement, to make certain amendments to the Sale and Purchase Agreement, terminate the Letter Agreement and agree on further terms in relation to the Transaction.

THE PARTIES AGREE THAT:

1.	CONSTRUCTION

1.1	Unless the contrary is expressed or defined herein, all defined terms in the Sale and Purchase Agreement shall have the same meaning in this Agreement.

1.2	The construction provisions set out at clause 1.2 (Construction of certain references) to clause 1.5 (Joint and several liability) (inclusive) of the Sale and Purchase Agreement shall apply equally to this Agreement.

1.3	Unless the contrary intention is expressed, references in this Agreement to a schedule, clause or paragraph will be a reference to that schedule, clause or paragraph in this Agreement.

2.	AMENDED SALE AND PURCHASE AGREEMENT

2.1	In accordance with the provisions of clause 12.3 (Variation) of the Sale and Purchase Agreement, the Sale and Purchase Agreement will be amended as set out in clause 2.2 below.

2.2	With effect from the date hereof the Sale and Purchase Agreement will be amended as follows:

(A)	by deleting the definition of “Longstop Date” in Clause 1.1 (Definitions) of the Sale and Purchase Agreement and substituting it with the provision set out below:

“Longstop Date” means:

(A)	subject to clause 4.8(B), 5 p.m. on 28 February 2024, which date may be extended to 13 March 2024 by written agreement between the Parties; or

(B)	such other time and date as the Parties may from time to time agree in writing.

(B)	by deleting the definition of “GreenRock Transaction” in Clause 1.1 (Definitions) of the Sale and Purchase Agreement and substituting it with the provision set out below:

“GreenRock Transaction” means the business combination transaction proposed to be undertaken by the Purchaser and its shareholders following which GreenRock PubCo will directly or indirectly hold the totality of the shares in the capital of the Purchaser, as further described in the Agreement and Plan of Merger dated 28 December 2023 between ClimateRock, a Cayman Islands exempted company, the Purchaser and special purpose vehicles created by the parties thereto to undertake such transaction, a copy of which has been provided to the Sellers.

(C)	by inserting the words “Subject to Completion,” at the beginning the first sentence of Clause 3.2(B) (Payment of Base Consideration and Deferred Base Consideration) of the Sale and Purchase Agreement such that the first sentence of Clause 3.2(B) reads as follows:

Subject to Completion, the Deferred Base Consideration shall be payable as follows:

(D)	by deleting Clause 4.1(A) (Conditions and pre-completion obligations) of the Sale and Purchase Agreement and substituting it with the provision set out below:

4.1(A)	the GreenRock Transaction having been completed and GreenRock PubCo having been admitted to trading on the Nasdaq Capital Market (the “GreenRock Condition”);

(E)	by deleting Clause 4.18(B) (Conditions and pre-completion obligations) of the Sale and Purchase Agreement;

(F)	by inserting a new Clause 4.18A (Conditions and pre-completion obligations) immediately after Clause 4.18 of the Sale and Purchase Agreement as follows:

4.18A	On or before 2 February 2024 the Purchaser shall deliver to the Sellers a draft of the Deferred Base Bank Guarantee.

(G)	by inserting a new Clause 4.18B (Conditions and pre-completion obligations) immediately after Clause 4.18A of the Sale and Purchase Agreement as follows:

4.18B	On or before 15 February 2024 the Purchaser shall deliver to the Sellers a copy of a signed binding term sheet, which will be unconditional save for any condition in relation to the GreenRock Transaction, in terms of which Dominion LLC or any other entity of similar repute agrees to provide funding to the Purchaser or any Affiliate of the Purchaser in an amount of at least US$15,000,000.00 on or before completion of the GreenRock Transaction.

3.	AMENDED LOAN AGREEMENT

On the date of this Agreement, the Purchaser shall deliver and the Sellers shall procure that the Company shall deliver a copy of the first amendment to the Loan Agreement entered into between the Parties (the “First Amendment to the Loan Agreement”).

4.	LETTER AGREEMENT

4.1	The Parties acknowledge and agree that:

(A)	the Purchaser delivered drafts of the Escrow Agreement and the Service Agreement to the Sellers on 12 January 2024 in accordance with the provisions of paragraph 2 of the Letter Agreement and, accordingly, the Sellers waive any claims they may have against the Purchaser in connection with the Purchaser’s failure to deliver drafts of the Service Agreement and the Escrow Agreement to the Sellers under clause 4.18 of the Sale and Purchase Agreement; and

(B)	this Agreement and the First Amendment to the Loan Agreement constitute the entire agreement and understanding between the Parties with respect to the amendments to the Transaction Documents and supersede any previous agreement between the Parties in relation to their subject matter, and accordingly the Letter Agreement is terminated with effect from the date of this Agreement and each Party releases the other Parties of their obligations under the Letter Agreement and waives any claims it may have under or in connection with such Letter Agreement.

5.	ADDITIONAL UNDERTAKINGS

5.1	Subject to the Purchaser advancing each loan amount to the Company under clauses 2.1.1, 2.1.2, 2.1.3 and 2.1.4 of the Loan Agreement (as amended by the First Amendment to the Loan Agreement) in accordance with the provisions thereof, the Sellers waive their rights to terminate the Sale and Purchase Agreement under clause 4.17 (Conditions and pre- completion obligations) of the Sale and Purchase Agreement, provided always that the Sellers shall not be entitled to terminate the Sale and Purchase Agreement prior to the date on which the Purchaser advances each loan amount to the Company under clauses 2.1.1, 2.1.2, 2.1.3 and 2.1.4 of the Loan Agreement (as amended by the First Amendment to the Loan Agreement) unless the Purchaser is in breach of its obligations to provide any loan amount pursuant to the Loan Agreement.

5.2	The Purchaser undertakes to pay to the Company, on or before 31 January 2024, the sum of EUR 70,000 (seventy thousand euros), being the balance outstanding of the contribution against the preparation and audit of the Group’s consolidated accounts for the year ended on 31 December 2022 by Burgis & Bullock Ltd and Revirevi Srl as contemplated in clause 12.9(A) of the Sale and Purchase Agreement.

6.	MISCELLANEOUS

6.1	Continuity

The provisions of the Sale and Purchase Agreement shall, save as amended in this Agreement, continue in full force and effect, and shall be read and construed as one document with this Agreement.

6.2	Assignment

(A)	The Sellers may not assign, novate or transfer the whole or any part of its interest or obligations in or under this Agreement without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed).

(B)	The Purchaser may assign (in whole or in part) the benefit of this Agreement to any designated nominee, including any bank or financial institution by way of security for the purposes of or in connection with the financing or refinancing (whether in whole or in part) by the Purchaser of the acquisition of the Sale Shares.

(C)	Each Party that has rights under this Agreement is acting on its own behalf.

(D)	No Party shall have any liability to any assignee or transferee of any rights under this Agreement that is greater than the liability which that Party would have had to the Party which made the assignment or transfer.

(E)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, executors and assigns.

6.3	Variation

This Agreement can only be varied in writing, signed by each of the Parties and expressed to be a variation of this Agreement.

6.4	Rights, cumulative and other matters

(A)	The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B)	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise of that right, power, privilege or remedy or operate as a waiver of the same, whether in whole or in part.

(C)	No single or partial exercise of any right, power, privilege or remedy, provided by law or under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

6.5	Further assurance

Each Party will (at the cost and expense of the requesting Party unless the request arises out of the failure of one Party to perform its obligations under this Agreement) do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as any other Party reasonably considers necessary to give full effect to the terms of this Agreement.

6.6	Invalidity

If any provision of this Agreement is held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

6.7	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any Party may enter into this Agreement by signing any counterpart.

6.8	Costs

Unless otherwise provided herein, all costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, shall be borne by the Party that incurred such costs.

6.9	Third party rights

Except as otherwise expressly provided in this Agreement, no person who is not a party to this Agreement shall have any right to enforce any term of this Agreement.

6.10	No partnership

None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the Parties and none of them shall have any authority to bind the other in any way.

7.	NOTICES

7.1	A notice or communication given, or agreement made between the Purchaser and the Seller, under this Agreement:

(A)	shall be in writing;

(B)	shall be sent for the attention of the person, and to the address specified in this clause 7 (or such other address or person as each Party may notify to the others in accordance with the provisions of this clause 7); and

(C)	shall be:

(1)	delivered personally;

(2)	subject to clause 7.3(B), by email;

(3)	sent by pre-paid first-class post or recorded delivery; or

(4)	(if the notice is to be served by post outside the country from which it is sent) sent by airmail.

7.2	The addresses for service of notice are:

(A)	the Sellers:

For the attention of: Mr Leonardo Montesi

Address: [***]

Email: [***]

with copy to (provided a copy shall not constitute notice):

Mr Jonathan Cripps

Address: [***] Email: [***]

(B)	the Purchaser:

For the attention of: Mr Per Regnarsson

Address: [***]

Email: [***]

with copy to (provided a copy shall not constitute notice):

Mr Joseph O’Sullivan

Address[***] Email: [***]

7.3	A notice is deemed to have been received:

(A)	if delivered personally, at the time of delivery; or

(B)	if sent by email, at the time of sending the email provided the sender does not receive a notification that the email has not been successfully delivered;

(C)	in the case of pre-paid first class post, recorded delivery, two Business Days from the date of posting; or

(D)	in the case of registered airmail, three Business Days from the date of posting; or

(E)	if deemed receipt under the previous paragraphs of this clause 7.3 is not within business hours (meaning 9.00 am to 5.30 pm on a Business Day), when business next starts on the immediately following Business Day and all references to time are to local time in the place of deemed receipt.

7.4	To prove service, it is sufficient to prove that clause 7.1 was complied with.

7.5	The Purchaser irrevocably appoints Gluon Capital Limited of 25 Bedford Square, London, England, WC1B 3HH as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Purchaser whether or not it is forwarded to and received by the Purchaser. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England and to deliver to the Seller a copy of the substitute process agent’s acceptance of that appointment within 20 Business Days.

8.	LAW AND JURISDICTION

8.1	English Law

This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.

8.2	Jurisdiction

(A)	The Parties shall make every possible sincere effort to resolve amicably any dispute arising between them in connection with the Transaction. If despite the sincere effort of the Parties, it proves impossible to resolve amicably the dispute then the Parties shall first seek settlement of that dispute by mediation in accordance with the LCIA Mediation Rules, which Rules are deemed to be incorporated by reference into this clause.

(B)	If the dispute is not settled by mediation within 90 (ninety) days of the commencement of the mediation, or such further period as the Parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

(C)	The language to be used in the mediation and in the arbitration shall be English.

(D)	In any arbitration commenced pursuant to this clause:

(1)	the number of arbitrators shall be one; and

(2)	the seat, or legal place, of arbitration shall be London.

This document has been executed as a deed and is delivered and takes effect at the date stated at the beginning of it

/s/ Per Regnarsson
EXECUTED AS A DEED by GreenRock Corp
acting by Per Regnarsson, a director, duly authorised in accordance with the laws of the Cayman Islands

/s/ Charles Emil Ratelband
EXECUTED AS A DEED by GreenRock Corp
acting by Charles Emil Ratelband, a director, duly authorised in accordance with the laws of the Cayman Islands

/s/ Leonardo Montesi
EXECUTED AS A DEED by Mr. Leonardo Montesi
in the presence of
Signature of witness:	/s/ Danilo Lauroni
Name of witness:	Danilo Lauroni

Address of witness: [***]
Occupation of witness: [***]

/s/ Ralouka Yabroudi Montesi
EXECUTED AS A DEED by Mrs. Ralouka Yabroudi Montesi in the presence of

Signature of witness:	/s/ Danilo Lauroni
Name of witness:	Danilo Lauroni

Address of witness:	[***]
Occupation of witness:	[***]